Exhibit 10.52

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED JOINT USE AGREEMENT (SHARED INFRASTRUCTURE)

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED JOINT USE AGREEMENT (SHARED INFRASTRUCTURE) (as may be further amended, restated, replaced, supplemented or otherwise modified, the “Miami-Cocoa Joint Use Agreement”) is made this 30th day of June, 2017 between FLORIDA EAST COAST RAILWAY, L.L.C., a Florida limited liability company, whose address is 7411 Fullerton Street, Suite 300, Jacksonville, Florida 32256 (including its successors and assigns, “FECR”) and ALL ABOARD FLORIDA–OPERATIONS LLC, a Delaware limited liability company (f/k/a FDG Passenger ROW Holdings LLC, a Delaware limited liability company), whose address is 2855 Lejeune Road, 4th Floor, Coral Gables, Florida 33134 (including its successors and assigns, “AAF”).

WITNESSETH:

WHEREAS, FECR and AAF are parties to that certain Second Amended and Restated Joint Use Agreement (Shared Infrastructure) dated as of December 27, 2016; and

WHEREAS, the parties desire to amend the definition of the term “Shared Infrastructure” set forth in Section 1.1(g) of the Miami-Cocoa Joint Use Agreement to include certain additional track in the vicinity of West Palm Beach, Florida, as set forth hereinafter in Section 1 of this First Amendment;

WHEREAS, the parties desire to amend Section 4.2(d) of the Miami-Cocoa Joint Use Agreement as set forth hereinafter in Section 2 of this First Amendment; and

WHEREAS, the parties desire to amend Section 5.2 of the Miami-Cocoa Joint Use Agreement as set forth hereinafter in Section 3 of this First Amendment.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Miami-Cocoa Joint Use Agreement as follows:

1.       Section 1.1(g) of the Miami-Cocoa Joint Use Agreement is hereby deleted in its entirety, and in lieu thereof, Section 1.1(g) shall read as follows:

(g) “Shared Infrastructure” shall mean and include (i) the AAF Infrastructure shown on Schedule 1.1, as amended from time to time; (ii) the FECR Infrastructure shown on Schedule 1.1, as amended from time to time, (iii) that portion of FECR Track No. 5 from a point of connection with the FECR main line at Milepost 298.3 ± and running in a northwesterly direction to a point of connection with the AAF track at the entrance to AAF’s West Palm Beach locomotive and car maintenance facility, and (iv) FECR Track No. 16 from a point of connection with the AAF track exiting AAF’s West Palm Beach locomotive and car maintenance facility and running in a northeasterly direction to a point of connection with the FECR main line at Milepost 297.6 ± (the track segments described in clauses (iii) and (iv), and depicted on Attachment A hereto are referred to hereinafter as the “FECR Access Tracks”); provided, however, that AAF may use the FECR Access Tracks for the sole purpose of operating AAF locomotives and cars to and from the AAF West Palm Beach maintenance facility, and may not operate locomotives or cars of any third party railroad (“Non-AAF Equipment”) over the FECR Access Tracks, nor may AAF grant any designee or other third party the right to operate Non-AAF Equipment over the FECR Access Tracks.

2.       Section 4.2(d) of the Miami-Cocoa Joint Use Agreement is hereby deleted in its entirety, and in lieu thereof, Section 4.2(d) shall read as follows:

(d)          In connection with any proposed permanent change in the schedule or frequency of its trains, AAF and/or FECR (as applicable) shall submit to the Service Standards Committee an updated RTC Simulation that incorporates such additional trains, in order to facilitate the Committee’s evaluation of the effect of the proposed change on Passenger Service and/or Freight Service. If both AAF and FECR propose to increase the number of passenger trains and freight trains operated by AAF and FECR, respectively, and the RTC Simulation indicates that the total number of additional trains proposed by both parties cannot be accommodated by the existing Shared Infrastructure without materially affecting service or speed, AAF and FECR shall jointly conduct an RTC Simulation to determine what Expansion Capital Improvements (as defined in Section 6.5 of this Agreement) are necessary to accommodate the proposed increase in the total number of passenger and freight trains. In such event, AAF and FECR in good faith shall attempt to agree upon an allocation of the cost and expense of such Expansion Capital Improvements pursuant to the procedures set forth in Section 6.5. If the parties are unable to reach such agreement, and neither AAF nor FECR exercises the option to assume the entire cost and expense of making such Expansion Capital Improvements (as provided in Section 6.5), then the number of additional trains (if any) that can be accommodated by the existing Shared Infrastructure shall be apportioned 60% to AAF and 40% to FECR.

3.       The first sentence of Section 5.2 is hereby deleted in its entirety, and in lieu thereof, such first sentence shall read as follows:

Commencing on the earlier of (i) September 1, 2017 and (ii) the date upon which AAF begins revenue Passenger Service between Miami and West Palm Beach, Florida, the costs and expenses incurred by FECR in maintaining and providing security for the Shared Infrastructure located between Miami and West Palm Beach, Florida pursuant to Sections 3 and 5 of this Agreement shall be allocated between AAF and FECR in the manner set forth in Schedule 5.2 of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be duly executed as of the date first above written.

FLORIDA EAST COAST RAILWAY, L.L.C., a Florida limited liability company

By:	/s/ [ILLEGIBLE]

ALL ABOARD FLORIDA – OPERATIONS LLC, a Delaware limited liability company

By:	/s/ Kolleen O.P. Cobb
Kolleen O.P. Cobb
Vice President

[Signature Page to First Amendment to Second Amended and Restated Joint Use Agreement (Miami - Cocoa)]

Attachment A